Exhibit 99.1

Spirit Airlines Appoints Airline Industry Leader Dave Davis as President and CEO

Announces New Leadership Appointments

DANIA BEACH, Fla., April 17, 2025 -- Spirit Aviation Holdings, Inc., parent company of Spirit Airlines, LLC, (together, "Spirit") today announced that its Board of Directors has appointed Dave Davis as President and Chief Executive Officer and a member of the Board, effective April 21, 2025. Mr. Davis joins Spirit from Sun Country Airlines where he served as President and Chief Financial Officer and member of the Board of Directors.

“We’re excited to welcome Dave as Spirit’s new President and CEO. He brings with him a wealth of experience and a solid track record of accomplishments from his many years in the airline industry. Dave’s background at both Northwest Airlines and, more recently, at Sun Country Airlines, positions him well to lead Spirit’s continued transformation,” said Robert Milton, Chairman of Spirit Airlines.

“I am thrilled to join Spirit at this critical time in the company’s history,” said Mr. Davis. “I look forward to working with the more than 11,000 Spirit Team Members to deliver value for our Guests, shareholders and the communities that we serve.”

Spirit also welcomes Duncan Dee as Senior Vice President, Corporate Communications, with responsibility for all aspects of the internal and external communications of the airline. A seasoned industry leader, he has been an airline analyst who regularly appears on the main Canadian media networks including CBC, CTV and Global News. Prior to that, Mr. Dee served in a variety of leadership roles at Air Canada, ultimately as the airline’s Chief Operating Officer.

Additionally, Trey Urbahn will serve as Senior Commercial Advisor to support and help guide all aspects of Spirit’s commercial efforts including network, pricing and yield management, as well as the airline’s onboard configurations and offerings. He has an extensive career in the airline industry across five airlines, including Etihad, Breeze, Azul, TAP Air Portugal and JetBlue, spanning four continents where he played key commercial leadership roles.

“Spirit is pleased to welcome these new additions to our leadership team as the company continues to advance its transformation. The Board would also like to express its gratitude to Spirit's frontline Team Members whose commitment to our Guests, the company and safety has never wavered. The three new members bolster an experienced team that will together develop, convey and execute a powerful new plan that will propel Spirit forward,” concluded Mr. Milton.

The new Team Members join the existing executive team which includes:

•	John Bendoraitis, Executive Vice President and Chief Operating Officer

•	Fred Cromer, Executive Vice President and Chief Financial Officer

•	Thomas C. Canfield, Senior Vice President, General Counsel and Secretary

•	Rana Ghosh, Senior Vice President and Chief Commercial Officer

•	Linde Grindle, Senior Vice President and Chief Human Resources Officer

•	Rocky B. Wiggins, Senior Vice President and Chief Information Officer

About Spirit Airlines

Spirit Airlines is committed to delivering the best value in the sky by offering an enhanced travel experience with flexible, affordable options. Spirit serves destinations throughout the United States, Latin America and the Caribbean with its all-Airbus Fit Fleet®, one of the youngest and most fuel-efficient fleets in the U.S. Discover elevated travel options with exceptional value at spirit.com.

Investor Inquiries:

Spirit Investor Relations

investorrelations@spirit.com

Media Inquiries:

Spirit Media Relations

Media_Relations@spirit.com

FGS Global

Spirit@fgsglobal.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," and similar expressions intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the impact of the Company's emergence from chapter 11, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Furthermore, such forward-looking statements speak only as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.